VeriSign’s Tender Offer Offer to Adjust Stock Option Awards to Comply With US Income Tax Requirements – Section 409A July, 2007 Exhibit 99.(a)(1)(v)

Purpose of this Presentation
+ Identify the current tax issue associated with your stock
options
+ Explain how VeriSign will assist you in addressing this
issue
+ Understand what you must do if you wish to take part in
VeriSign’s offer of assistance
+ Review your action steps

The Issue
+ VeriSign has determined that you hold stock options that
could have a negative tax impact to you as a result of
recent changes in the US tax law.
+ VeriSign has established a program that will allow you to
take action to eliminate the problem.
+ In certain situations under the program, VeriSign will
provide a payment to you to compensate for lost option
value.
+ If you don’t participate in this program, you may have
adverse tax consequences
.

Tax Law Change
+ Section 409A of the Internal Revenue Code was enacted
to address tax deferred compensation plans.
+ Stock options in a public company like VeriSign are
normally exempt from Section 409A if they are granted
with a fair market value exercise price.
+ However, certain options that you hold have been
determined to have been granted with an exercise price
lower than the fair market value on the actual grant date
(“Affected Options”).
+ As a result, these options are subject to the impact of
Section 409A

What Does This Mean?
+ If the Section 409A requirements are not met, the
compensation is subject to regular state and federal
income tax at vesting (not at exercise), plus an additional
20% federal tax, and for those in California an additional
20% California tax
Plus interest from the date of vesting
+ Options granted at a discount do not meet the Section
409A requirements
Thus the “spread” in the option is taxed at vesting and
then is taxed annually until exercised
Only applies to options which vest after 2004

An Example
+ An employee received 1,000 options on December 30,
2003 when VeriSign was trading at $18
+ The options had an exercise price of $18
25% of the options vested after one year and the
remaining vested quarterly thereafter
+ It was later determined that the options were technically
granted on January 31, 2004 when VeriSign was trading
at $20
+ None of the options have been exercised

An Example Continued
+
None of these options are compliant with Section 409A
because they were deemed to be granted at a discount
+
However, the 250 options that vested on December 31, 2004
are exempt from Section 409A under the transition rules
+
The remaining options are subject to section 409A because
they vested after 2004
+
Therefore, the 750 options that vested in March 2005 and
later are taxed annually until exercised
+
Transition rules may delay the actual payment of those taxes until 2007

Example Continued
+
Assume VeriSign shares were trading at $22 at December 31, 2005, and $25 at December 31, 2006, and $30 on December 31, 2007
+
The participants would be taxed as follows:
+   In 2005: 250 x ($22 - $18) = $1,000
+   In 2006: 250 x ($25 - $22) = $750
250 x ($25 - $18) = $1,750
+   In 2007: 250 x ($30 - $25) =           $1,250
250 x ($30 - $25) = $1,250
+
250 x ($30 - $18) = $1,750
+   Total taxable benefit at 12/31/2007 $7,750

Opportunity to Fix your Affected Options
+
Under recently released guidance, the IRS permits employers and employees to adjust the exercise price of outstanding options to eliminate any grant date discount, and thus cure the Section 409A problem
Does not apply to awards that have already been exercised
+
Affected Options exercised in 2005 are exempt under another
transition rule
+
Affected Options exercised in 2006 are subject to a different Section
409A resolution process which has previously been communicated to applicable employees

The Offer
+ You have two choices
Agree to VeriSign’s offer to increase the exercise price
in your unexercised Affected Options to eliminate any
grant date discount, or
Do nothing
+ This choice is entirely up to you
+ In certain situations, you will also receive a cash bonus in
2008 to compensate you for the increase in the option’s
exercise price.

The Offer
+
VeriSign will adjust the Affected Option’s exercise price to the lower of (i) the fair market value per share of VeriSign common stock on the actual grant date of that option or (ii) the closing selling price per share of such common stock on the date on which the option is amended.
Any lost spread will be replaced by a cash bonus to be paid in
2008 (cannot be paid in 2007 because of IRS requirements)
+
If the original exercise price is equal to or greater than the VeriSign selling price at the close of the Tender Offer, the option will be replaced with an option that has the same vesting date and strike price as the original option.
In this situation there will be no cash bonus because there is no lost value

More on the Cash Payment
+ The cash bonus must be paid to you in 2008 because of
IRS requirements
+ The cash payment will not be grossed-up to compensate
you for the taxes you must pay on it
+ Why?  Because you would have paid taxes on the option
spread anyway when you exercised this option
As a result, normal payroll taxes will be withheld on
the cash payment

Who is Eligible for the Offer?
+
Must hold Affected Options, which are:
Options granted under the 1998 Equity Incentive Plan and the
2001 Stock Incentive Plan.
Options granted at a discount that vested after 2004 and that are outstanding at the close of the Tender Offer
Options granted with a fair market value per share on the date which the option was actually granted that is higher than the exercise price per share currently in effect
+
Current employees only
Must be an employee at the close of the Tender Offer
+
Must otherwise be subject to US income taxation on the options
Most foreign employees are not affected
+
Not a named Executive Officer

How do I Participate in the Offer?
+ For securities law reasons, VeriSign is providing this
opportunity to you via a Tender Offer
+ The full terms of this offer and the enrollment processes
are included in the Tender Offer which you should consult
+ The tender offer begins on July 10 and ends at 11:59 PM
Pacific time on August 6 – no late submissions
+ You can select which of your Affected Options to tender
and can change the election up to the time it closes
+ Verisign will send confirmation of your election
+ If you do not elect to participate during this period you will deemed not to be a participant in the Tender Offer

What Must I do on my Own Tax Return if I Accept the Offer?
+
For your options that were replaced with identical options under the
Tender Offer, you need do nothing
The options are now Section 409A compliant and will be taxed under the normal “tax at exercise” regime
+
For your options whose exercise price was adjusted under the Tender
Offer
The options are now Section 409A compliant and will be taxed under the normal “tax at exercise” regime
The cash payment will be included in your 2008 W-2 and you must pay tax on that amount through withholding (final declaration and settlement of that tax will be on your 2008 Form 1040)

More on Taxes
+
What if I don’t accept the offer?
Income taxation annually until exercise
20% additional federal income tax on option spread
20% additional California income tax on option spread if you are otherwise subject to California tax
Possibly other state taxes for non-California residents
Interest penalty on income amount
+
Under IRS transition rules, the Section 409A tax liability
attributable to vestings that took place prior to 2007 will be reported on your 2007 W-2
Even though tax liability technically arose in 2005 and/or 2006

Example
+
Using the facts of the earlier example:
+    In 2005: = $1,000
+    In 2006: = $2,500
In 2007: = $4,250
+    Total taxable benefit at 12/31/2007 $7,750
+     Federal Income Tax (35%): $2,713
+     California Income Tax (8.84%): $651
+     Medicare Tax (1.45%)
1:
$112
+     Federal Section 409A Penalty Tax (20%): $1,550
+     California Section 409A Penalty Tax (20%): $1,550
+     Total Tax                                                  $6,576
+
1
Assume employee is over the social security wage-base
+
2
Does not include interest
2

Specific Tax Impact to You
+ VeriSign cannot provide you with specific tax advice
+ VeriSign has established a hotline that allows you to ask
PwC questions relating to the impact of Section 409A on
your affected VeriSign options
+ This hotline can only address this specific Section 409A
issue and cannot address any other personal tax
consequences or investment advice
+ As a result, we strongly suggest that you consult your tax advisor to determine how these rules apply to your
specific tax situation

Next Steps
+ Tax Questions can be directed to the PwC Hotline at
408-817-1207 if you are calling from California.  Outside
of California, the number is 800-434-2234
+ Or, email your questions to 409-admin@verisign.com
+ PwC tax professionals will address specific question
relating to this Tender Offer and Section 409A

20 Circular 230 + This presentation and underlying documents were not intended or written to be used, and they cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties